SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 6, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

ITEM 5. Other Events

On February 6, 2004, an action captioned U.S. Bank National Association v. Riverstone Networks, Inc. was filed in the U.S. District Court for the Northern District of California. U.S. Bank is the trustee for holders of convertible subordinated notes issued under the terms of an indenture dated November 21, 2001. The complaint alleges that Riverstone Networks, Inc. (the “Company”) breached its contractual obligations to the note holders, and seeks recovery of the full amount of the notes, $131,750,000, along with interest and liquidated damages. The Company intends to defend the action vigorously.

Except for the historical information contained herein, the matters set forth in this Report, including the Company’s belief and intent regarding legal proceedings, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the outcome of the litigation, and the risks detailed from time to time in the Company’s SEC reports. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2004

RIVERSTONE NETWORKS, INC.

By	/s/ Noah D. Mesel
Name:	Noah D. Mesel
Title:	Senior Vice President and General Counsel